Exhibit 99.3

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

September 4, 2013

The Board of Directors

Crestwood Gas Services GP LLC, the general partner of

Crestwood Midstream Partners LP

700 Louisiana, Suite 2060

Houston, Texas 77002

Re:	Amendment No. 4 to Registration Statement on Form S-4 of Inergy Midstream, L.P. (“Inergy
Midstream”), filed on September 4, 2013 (the “Registration Statement”)

Members of the Board of Directors:

We hereby consent to (i) the inclusion, by reference to the Schedule 13e-3 filed by Crestwood Midstream Partners LP (“Crestwood”) on September 4, 2013, of our presentation to the board of directors of Crestwood Gas Services GP LLC, dated May 1, 2013, in the proxy statement/prospectus relating to the proposed merger of Crestwood with and into a wholly-owned subsidiary of Inergy Midstream, which proxy statement/prospectus forms a part of the Registration Statement and (ii) to the references thereto and to Citigroup Global Markets Inc. under the captions “Special Factors—Background of the Merger,” “Special Factors—Presentation of Citi, Financial Advisor to Crestwood and Crestwood Holdings,” “Special Factors—Position of Crestwood Holdings and FR Fund XI as to the Fairness of the Merger,” “Special Factors—Litigation Relating to the Merger,” “Part II Information Note Required in Prospectus—Item 21,” and “ANNEX I— Unaudited Financial Projections Prepared by Crestwood Management and Related Pro Form Analysis”. Exhibits and Financial Statement Schedules” in the proxy statement/prospectus, which proxy statement/prospectus forms a part of the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion is not to be included in or referred to, in whole or in part, in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Michael Jamieson
CITIGROUP GLOBAL MARKETS INC.